As filed with the Securities and Exchange Commission on August 29, 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PLUG POWER INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3672377
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

968 Albany Shaker Road Latham, NY	12110
(Address of Principal Executive Offices)	(Zip Code)

Plug Power Inc. 2023 Employee Stock Purchase Plan

(Full Title of the Plan)

Andrew Marsh

President and Chief Executive Officer

Plug Power Inc.

968 Albany Shaker Road

Latham, New York 12110

(Name and Address of Agent For Service)

(518) 782-7700

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Robert P. Whalen, Jr.
Audrey S. Leigh
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Plug Power Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering 50,000,000 shares of its common stock issuable to eligible persons under the Plug Power Inc. 2023 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	the Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 1, 2023, as amended on May 1, 2023;

(b)	the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the Commission on May 9, 2023 and August 9, 2023, respectively;

(c)	the Current Reports on Form 8-K filed with the Commission on April 4, 2023, May 15, 2023, June 29, 2023, July 10, 2023 and August 2, 2023; and

(d)	the description of the Registrant’s common stock (filed as Exhibit 4.6 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on May 14, 2021, including any amendments or reports filed for the purpose of updating such description).

In addition, all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

In accordance with Section 145 of the Delaware General Corporation Law (the “DGCL”), Article VII of the Registrant’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL.

Article V of the Registrant’s bylaws provides for indemnification by the Registrant of its directors, officers and certain non-officer employees under certain circumstances against expenses, including reasonable attorneys’ fees, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such directors, officers or non-officer employees or on such director’s, officer’s or non-officer employee’s behalf in connection with any threatened, pending or completed legal proceeding or any claim, issue or matter therein, which such director, officer or non-officer employee is, or is threatened to be made, a party to or participant in by reason of the fact that such person is or was a director, officer or non-officer employee, if such director, officer or non-officer employee acted in good faith and in a manner such director, officer or non-officer employee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided however that no indemnification shall be made in respect of any claim, issue or matter as to which such director, officer, or non-officer employee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Registrant, unless, and only to the extent that, the court shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such director, officer or non-officer employee is fairly and reasonable entitled to indemnification for such expenses that such court deems proper.

In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other matters, that the Registrant indemnify its directors and executive officers to the fullest extent permitted by law and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Registrant must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the indemnification agreements.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index included herein for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Number	Description

4.1	Amended and Restated Certificate of Incorporation of Plug Power Inc. (filed as Exhibit 3.1 to Plug Power Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated by reference herein)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (filed as Exhibit 3.3 to Plug Power Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated by reference herein)

4.3	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (filed as Exhibit 3.1 to Plug Power Inc.’s Current Report on Form 8-K filed on May 19, 2011 and incorporated by reference herein)

4.4	Third Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (filed as Exhibit 3.1 to Plug Power Inc.’s Current Report on Form 8-K filed on July 25, 2014 and incorporated by reference herein)

4.5	Certificate of Correction to Third Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (filed as Exhibit 3.9 to Plug Power Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated by reference herein)

4.6	Fourth Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (filed as Exhibit 3.1 to Plug Power Inc.’s Current Report on Form 8-K filed on June 30, 2017 and incorporated by reference herein)

4.7	Fifth Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (filed as Exhibit 3.7 to Plug Power Inc.’s Quarterly Report on Form 10-Q filed on August 5, 2021 and incorporated by reference herein)

4.8	Fifth Amended and Restated Bylaws of Plug Power Inc. (filed as Exhibit 3.9 to Plug Power Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 and incorporated by reference herein)

4.9	2023 Employee Stock Purchase Plan (filed as Appendix B to Plug Power Inc.’s Schedule 14A Proxy Statement filed on May 16, 2023 and incorporated by reference)

5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

23.1*	Consent of Deloitte LLP

23.2*	Consent of KPMG LLP

23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement)

107*	Filing Fee Table

*Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Latham, New York, on this 29th day of August, 2023.

PLUG POWER, INC.

By:	/s/Andrew Marsh
Andrew Marsh
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Plug Power Inc., hereby severally constitute and appoint Andrew Marsh and Gerard L. Conway Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Plug Power Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew J. Marsh	President, Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2023
Andrew J. Marsh

/s/ Paul Middleton	Chief Financial Officer (Principal Financial Officer)	August 29, 2023
Paul Middleton

/s/ Martin D. Hull	Controller and Chief Accounting Officer (Principal Accounting Officer)	August 29, 2023
Martin D. Hull

/s/ Mark J. Bonney	Director	August 29, 2023
Mark J. Bonney

/s/ Maureen O. Helmer	Director	August 29, 2023
Maureen O. Helmer

/s/ Patrick Joggerst	Director	August 29, 2023
Patrick Joggerst

/s/ Gregory L. Kenausis	Director	August 29, 2023
Gregory L. Kenausis

/s/ Kavita Mahtani	Director	August 29, 2023
Kavita Mahtani

/s/ George C. McNamee	Director	August 29, 2023
George C. McNamee

/s/ Kyungyeol Song	Director	August 29, 2023
Kyungyeol Song

/s/ Gary K. Willis	Director	August 29, 2023
Gary K. Willis